Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
This certification is provided pursuant to § 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the Quarterly Report on Form 10-Q for the period ended September 30, 2025 of Cactus, Inc. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”).
I, Scott Bender, Chief Executive Officer, Chairman of the Board and Director of the Company, certify that:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 30, 2025	/s/ Scott Bender
Scott Bender Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)